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                                  EXHIBIT 10.1

                           DEFERRED COMPENSATION PLAN

                                   RESOLUTION

     WHEREAS, Anthony J. Monteverdi, President and CEO has contributed substantially to the success of the Flatbush Federal Savings & Loan Association of Brooklyn; (Association) and

     WHEREAS, the Board of Directors of the Association desires that Anthony J. Monteverdi continue in the employ of the Bank for an additional 5 years; and

     WHEREAS, to retain the services of Anthony J. Monteverdi the Board of Directors of the Association desires to establish a Supplement Executive Retirement Plan (SERP) for him in which he would receive, commencing at the end of 5 years his actual retirement date, $93,000 a year payable monthly for a 10 year period.

     Resolved, therefore, that the Board of Directors of the Bank hereby authorizes and directs the Bank's Counsel Robert Carrano, together with such other counsel as he deems necessary, and as approved by the Board, to prepare a Deferred Compensation Agreement between the Association and Mr. Monteverdi for the Board Approval.

                       SALARY CONTINUATION PLAN AGREEMENT
                       ----------------------------------

     THIS AGREEMENT, made and entered into this 25th day of March 1999 by and between Flatbush Federal Savings & Loan Association of Brooklyn, a Mutual Association, chartered under the laws of the United States of America, with principal offices and place of business in Brooklyn, New York (herein referred to as the "Association" and Anthony J. Monteverdi, an individual residing in the State New York (herein after referred to as the "Employee").

     WITNESSETH THAT:

     WHEREAS, the Employee is employed by the Association, and

     WHEREAS, the Association recognizes the value of the services performed by this Employee and wishes to encourage his continued employment, and

     WHEREAS, the Employee wishes to be assured that he will be entitled to a certain amount of additional compensation for some definite period of time from and after his retirement from active service with the Association and that his spouse will be entitled to a death benefit from and after the Employee's death, either while in the employ of the Association or within 10 years of his retirement from the service of the Association, and

     WHEREAS, the parties hereto wish to provide the terms and conditions upon which the Association shall pay such additional compensation to the Employee after his retirement or death benefit to his spouse after the Employee's death, and

     WHEREAS, the parties hereto intend that this Agreement be considered an unfunded arrangement maintained primarily to provide deferred compensation benefits for the Employee, solely as a member of a select group of management employees of the Association, for purposes of the Employee Retirement Security Act of 1974, as amended,

     NOW, THEREFORE, in consideration of the promises and of the mutual promises herein contained, the parties hereto agree as follows:

1.   RETIREMENT BENEFIT
     ------------------

     a. From and after the Employee's retirement from the service of the Association at the end of 5 years from the date of this agreement, having attained the age of seventy and one half (70 1/2) years, the Association shall thereafter pay the Employee the sum of $93,000 per annum for a period of ten
(10) years from and after his retirement, payable in equal monthly installments, commencing with the first day of the month following his retirement.

     b. In the event of the Employee's death after termination of his employment, but prior to the expiration of said ten (10)] year period, the Association shall continue to make said payments, not to exceed five (5) years, during the remainder of said ten (10)] year period to the Employee's spouse.

2.   DEATH BENEFIT
     -------------

     In the event of the death of the Employee while employed by the Association, the Association shall thereafter pay to his spouse, an annual sum payable monthly, for a period of five (5) years in accordance with the following schedule;

     If death occurs:
          During the 1st year.................  $  18,000
          During the 2nd year.................     37,200
          During the 3rd year.................     55,800
          During the 4th year.................     74,400
          During the 5th year.................     93,000

3.   NON-COMPETITION DURING EMPLOYMENT
     ---------------------------------

     In consideration of the foregoing agreements of the Association and of the payments to be made by the Association pursuant hereto, the Employee hereby agrees that, so long as he remains employed by the Association, he will devote substantially all of his time, skill, diligence and attention to the business of the Association, and will not actively engage, either directly or indirectly, in any business or other activity which is or may be deemed to be in any way competitive with or adverse to the best interests of the business of the Association.

4.   BENEFITS CONTINGENT ON CONTINUED EMPLOYMENT; NO CONTRACT OF EMPLOYMENT
     ----------------------------------------------------------------------

     a. In the event that the employment of the Employee is terminated for any reason other than his death, retirement from the service of the Association, or disability, this Agreement shall thereupon automatically terminate, and the Association shall have no further obligation hereunder.

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     b.   Notwithstanding the provisions of Paragraph 4.a., in the event that the Employee shall be totally and permanently disabled, the Employee shall be entitled to benefits for a period of 10 years in accordance with the following schedule;

     If total and permanent disability occurs:
            During the 1st year.........................  $  18,000
            During the 2nd year.........................     37,200
            During the 3rd year.........................     55,800
            During the 4th year.........................     74,400
            During the 5th year.........................     93,000

Total and permanent disability shall be substantiated by a doctor's examination in the event the Employee shall be temporarily disabled but ultimately returns to full time employment with the Association, he shall be entitled to the full benefits of the deferred compensation program upon retirement if employed by the Association at such date. If the Employee shall become temporarily disabled but upon recovery determines not to return to full time employment with the Association, he shall be entitled to benefits under the deferred compensation program in accordance with the following schedule:

     If recovery occurs:
            During the 1st year.........................  $  18,000
            During the 2nd year.........................     37,200
            During the 3rd year.........................     55,800
            During the 4th year.........................     74,400
            During the 5th year.........................     93,000

     c. Nothing contained in this Agreement shall be construed to be a contract of employment for any term of years, nor as conferring upon the Employee the right to continue to be employed by the Association in his present capacity, or in any other capacity. It is expressly understood by the parties hereto that this Agreement relates exclusively to additional compensation for the Employee's services, which compensation is payable after his retirement from active service of the Association or his death, or disability and is not intended to be an employment contract.

5.   CHANGE OF CONTROL
     -----------------

     All Benefits payable, or that would become payable if the Employee were to retire prior to such Change of Control, shall remain payable thereafter. Upon termination of service following a Change of Control all benefits shall be payable immediately in full.

     Change of Control means:

     1.   Sale of all or a material portion of the assets of the Association.

     2. Merger of the Association with another financial institution whereby the Association is not the surviving entity.

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     3.   An action by a Supervisory Governmental Agency causing a change in the
          Ownership, Corporation Structure, or organization of the Association without consent of the Association's Board of Directors.

     4. It is hereby established that change of corporation structure by means of a change from a mutual to a stock corporation does not constitute a change of control.

     6.   NO TRUST CREATED

     Nothing contained in this Agreement, and no action taken pursuant to its provisions by either party hereto, shall create, nor be construed to create, a trust of any kind or a fiduciary relationship between the Association and the Employee, his spouse or any other person.

7.   BENEFITS PAYABLE ONLY FROM GENERAL ASSOCIATION ASSETS
     -----------------------------------------------------

     a. The payments to the Employee, or his spouse shall be made from assets which shall continue, for all purposes, to be a part of the general, unrestricted assets of the Association; no person shall have nor acquire any interest in any such assets by virtue of the provisions of this Agreement. The Association's obligation hereunder shall be an unfunded and unsecured promise to pay money in the future. To the extent that the Employee or any person acquires a right to receive payments from the Association under the provisions hereof, such right shall be no greater than the right of any unsecured general creditor of the Association: no such person shall have nor acquire any legal or equitable right, interest or claim in or to any property or assets of the Association.

     b. In the event that, in its discretion, the Association purchases an insurance policy or policies insuring the life of the Employee (or any other property) to allow the Association to recover the cost of providing the benefits, in whole, or in part, hereunder, neither the Employee, nor his spouse nor any other person shall have nor acquire any rights whatsoever therein or in the proceeds therefrom. The Association shall be the sole owner and beneficiary of any such policy or policies and, as such, shall possess and, may exercise all incidents of ownership therein. No such policy, policies or other property shall be held in any trust for the Employee or any other person nor as collateral security for any obligation of the Association hereunder.

8.   NON-COMPETITION AFTER TERMINATION OF EMPLOYMENT AND CONSULTING AFTER
     RETIREMENT
     --------------------------------------------------------------------

     a. The Employee expressly agrees that, as consideration for the agreements of the Association contained herein and as a condition to the performance by the Association of its obligations hereunder, throughout the entire ten (10) year period following his retirement from the active service of the Association during which the Association is obligated to make payments to him, as provided herein, he will not, without the prior written consent of the Association, engage in, become interested, directly or indirectly, as a sole proprietor, as a partner in a partnership, or as a substantial shareholder in a corporation, nor become associated with, in the capacity of an employee, director, officer, principal, agent, trustee or in any other capacity whatsoever, any enterprise conducted in the trading area of the business of the Association which enterprise is, or may deemed to be, competitive with any business carried on by the Association as of the date of the Employee's retirement.

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     b.   As further consideration for the agreements of the Association contained herein and as a condition to the performance by the Association of its obligations hereunder, throughout the entire ten (10) year period following his retirement during which the Association is obligated to make payments to him, as provided hereunder, the Employee expressly agrees to make himself available to the Association for such advisory and consulting services on a part-time basis as may, from time to time, be requested by the Board of Directors of the Association. The provision of such services shall be subject to the following conditions (i) in rendering such services, the Employee shall not be considered an employee of the Association, but shall act in the capacity of an independent contractor, and as such shall not be subject to control and direction by the Board of Directors of the Association, but shall be subject to his own control and direction in the performance of such services, (ii) such services shall be performed in such place or places as the Employee may, from time to time designate, (iii) the Employee shall not be required to devote a major part of his time to such services, and (iv) the Employee shall not be required to render such services during vacation periods or during any periods of illness or other incapacity.

     c. In the event of any breach by the Employee of the agreements and covenants contained herein, the Board of Directors of the Association shall direct that any unpaid balance of any payments to the Employee under this Agreement be suspended, and shall thereupon notify the Employee of such suspension, in writing. Thereupon, if the Board of Directors of the Association shall determine that said breach by the Employee has continued for a period of ninety days following notification of such suspension, all rights of the Employee under this Agreement, including rights to further payments hereunder, shall thereupon terminate.

9.   DETERMINATION OF BENEFITS CLAIMS PROCEDURE AND ADMINISTRATION
     -------------------------------------------------------------

     a.   Claim.

     A person who believes that he is being denied a benefit to which he is entitled under the Plan (hereinafter referred to as a "Claimant") may file a written request for such benefit with the Association, setting forth his claim. The request must be addressed to the President of the Association at its then principal place of business.

     b.   Claim Decision.

     Upon receipt of a claim, the Association shall advise the Claimant that a reply will be forthcoming within ninety (90) days and shall, in fact, deliver such reply within such period. The Association may, however, extend the reply period for an additional ninety (90) days for reasonable cause.

     If the claim is denied in whole or in part, the Association shall adopt a written opinion, using language calculated to be understood by the Claimant, setting forth:

          a.   The specific reason or reasons for such denial;

          b. The specific reference to pertinent provisions of this Agreement on which such denial is based;

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          c.   A description of any additional material or information necessary for the Claimant to perfect his claim and an explanation why such material or such information is necessary;

          d. Appropriate information as to the steps to be taken if the Claimant wishes to submit the claim for review; and

          e. The time limits for requesting a review under subsection c. and for review under subsection d. hereof.

     c.   Request for Review.

     Within sixty (60) days after the receipt by the Claimant of the written opinion described above, the Claimant may request in writing that the Secretary of the Association review the determination of the Association. Such request must be addressed to the Secretary of the Association, at its then principal place of business. The Claimant or his duly authorized representative may, but need not, review the pertinent documents and submit issues and comments in writing for consideration by the Association. If the Claimant does not request a review of the Association's determination by the Secretary of the Association within such sixty (60) day period, he shall be barred and estopped from challenging the Association's determination.

     d.   Review of Decision.

     Within sixty (60) days after the Secretary's receipt of a request for review, he will review the Association's determination. After considering all materials presented by the Claimant, the Secretary will render a written opinion, written in a manner calculated to be understood by the Claimant, setting forth the specific reasons for the decision and containing specific references to the pertinent provisions of this Agreement on which the decision is based. If special circumstances require that the sixty (60) day time period be extended, the Secretary will so notify the Claimant and will render the decision as soon as possible, but no later than one hundred twenty (120) days after receipt of the request for review.

10.  NON-ASSIGNABILITY OF BENEFITS
     -----------------------------

     Neither the Employee nor his spouse shall have any power or right to transfer, assign, anticipate, hypothecate or otherwise encumber any part or all of the amounts payable hereunder, which are expressly declared to be unassignable and non-transferable. Any such attempted assignment or transfer shall be void and shall terminate this Agreement; the Association shall thereupon have no further liability hereunder. No amount payable hereunder shall, prior to actual payment thereof, be subject to seizure by any creditor of any such beneficiary for the payment of any debt, judgment or other obligation, by a proceeding at law or in equity, nor transferable by operation of law in the event of the bankruptcy, insolvency or death of the Employee or his spouse.


                                       6
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11.  AMENDMENT
     ---------

     This Agreement may not be amended, altered or modified, except by a written instrument signed by the parties hereto, or their respective successors and may not be otherwise terminated except as provided herein.

12.  INUREMENT
     ---------

     This Agreement shall be binding upon and inure to the benefit of the Association and its successors and assigns, and the Employee, his successors, heirs, executors, administrators and beneficiaries.

13.  NOTICES
     -------

     Any notice, consent or demand required or permitted to be given under the provisions of this Agreement shall be in writing, and shall be signed by the party giving or making the same. If such notice, consent or demand is mailed to a party hereto, it shall be sent by United States certified mail, postage prepaid, addressed to such party's last known address as shown on the records of the Association. The date of such mailing shall be deemed the date of notice, consent or demand.

14.  GOVERNING LAW
     -------------

     This Agreement, and the rights of the parties hereunder, shall be governed by and construed in accordance with the laws of the State of New York.








                                       7
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     IN WITNESS WHEREOF, the parties hereto have executed this Agreement, duplicate, as of the day and year first above written.

                                           FLATBUSH FEDERAL SAVINGS & LOAN
                                           ASSOCIATION



By:  /s/ Anthony J. Monteverdi             By: /s/ Harold  G. McKinley
    --------------------------------           ---------------------------------
         Anthony J. Monteverdi                 Harold G. McKinley Vice-Chairman
                                               of the Board of Directors

ATTEST:  /s/ Robert Carrano
         -------------------------------
         Robert Carrano, Secretary





















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